UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Lotus Park, The Causeway, Staines-Upon-Thames
Surrey TW18 3AG, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +44 017 8463 6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.20 per share	MNK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement.
Exchange Agreement
On April 7, 2020, Mallinckrodt plc (the “Company” or “Mallinckrodt”) and Mallinckrodt International Finance S.A. and Mallinckrodt CB LLC, two wholly-owned subsidiaries of Mallinckrodt plc (such subsidiaries, the “Issuers”, and together with the Company, the “Mallinckrodt Parties”), entered into an exchange agreement (the “Exchange Agreement”) with Aurelius Capital Master, Ltd., Franklin Advisers, Inc., as investment manager to certain funds and accounts, Capital Research and Management Company and private funds managed by Columbus Hill Capital Management, L.P. (collectively, the “Exchanging Holders”). Pursuant to the Exchange Agreement, the Exchanging Holders agreed to a private exchange with the Issuers of their holdings of 4.875% Senior Notes due 2020 issued by the Issuers (the “Existing Notes”) (consisting of approximately $495.0 million aggregate principal amount of the Existing Notes) for new 10.000% First Lien Senior Secured Notes due 2025 issued by the Issuers (the “New Notes”), at a rate of $1,000 of New Notes for every $1,000 of Existing Notes exchanged (such exchange, the “Exchange”). The Issuers and Exchanging Holders expect to consummate the Exchange on April 7, 2020.
The foregoing summary of the Exchange Agreement is not complete and is qualified in its entirety by reference to the Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Indenture
The New Notes being issued in the Exchange are to be issued pursuant to an indenture dated as of April 7, 2020 (the “Indenture”) among the Issuers, the Note Guarantors (as defined below), Wilmington Savings Fund Society, FSB, as first lien trustee, and Deutsche Bank AG New York Branch, as first lien collateral agent.
Interest on the New Notes is payable semi-annually in cash on April 15 and October 15 of each year, commencing on October 15, 2020.
The Issuers may redeem some or all of the New Notes prior to April 15, 2022 by paying a “make-whole” premium. The Issuers may redeem some or all of the New Notes on or after April 15, 2022 at specified redemption prices. In addition, prior to April 15, 2022, the Issuers may redeem up to 40% of the aggregate principal amount of the New Notes with the net proceeds of certain equity offerings. The Issuers may also redeem all, but not less than all, of the New Notes at any time at a price of 100% of their principal amount, plus accrued and unpaid interest, if any, in the event the Issuers become obligated to pay additional amounts as a result of changes affecting certain withholding tax laws applicable to payments on the New Notes.
The Issuers are obligated to offer to repurchase the New Notes (a) at a price of 101% of their principal amount plus accrued and unpaid interest, if any, as a result of certain change of control events and (b) at a price of 100% of their principal amount plus accrued and unpaid interest, if any, in the event of certain net asset sales. These obligations are subject to certain qualifications and exceptions.
The Indenture contains certain customary covenants and events of default (subject in certain cases to customary grace and cure periods). The occurrence of an event of default under the Indenture could result in the acceleration of the New Notes and could cause a cross-default that could result in the acceleration of other indebtedness of the Company and its subsidiaries.
The New Notes are jointly and severally guaranteed, subject to certain exceptions (including the exclusion of any subsidiary organized under the laws of Switzerland), on a secured, unsubordinated basis by the Company and each of its subsidiaries (other than the Issuers) (the “Note Guarantors”) that guarantees the obligations under the Issuers’ existing senior secured credit facilities.
The New Notes and the guarantees thereof are secured by liens on the same assets of the Issuers and the Note Guarantors that are subject to liens securing the existing senior secured credit facilities, subject to certain exceptions (including the exclusion of the assets of any subsidiary organized under the laws of Switzerland).
The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.     Termination of a Material Definitive Agreement.
Under the terms of the Exchange Agreement, the Mallinckrodt Parties, Aurelius Capital Master, Ltd., Franklin Advisers, Inc. Capital Research and Management Company agreed to terminate the Support and Exchange Agreement, dated as of February 25, 2020, by and among them, effective as of April 7, 2020.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 8.01.     Other Events.
The Issuers expect to use cash on hand to repay the outstanding Existing Notes that mature in accordance with their terms on April 15, 2020.
Cautionary Statements Related to Forward-Looking Statements
Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses, and any other statements regarding events or developments the Company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the non-binding agreement in principle regarding terms and conditions of a global settlement to resolve all current and future opioid-related claims; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; the potential refinancing of certain near-term debt maturities; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; and the impact of the outbreak of the COVID-19 coronavirus.

These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 27, 2019. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit
4.1
Indenture, dated as of April 7, 2020, among the Issuers and the Note Guarantors party thereto from time to time and Wilmington Savings Fund Society, FSB, as first lien trustee and Deutsche Bank AG New York Branch, as first lien collateral agent*

10.1	Exchange Agreement, dated as of April 7, 2020, by and among the Mallinckrodt Parties and the Exchanging Holders*
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

* Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

Date:	April 7, 2020	By:	/s/ Bryan M. Reasons
Bryan M. Reasons
Executive Vice President and Chief Financial Officer